[EnergyNorth logo]


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EnergyNorth, Inc. [bullet] 1260 Elm Street [bullet] P.O. Box 329 [bullet]
Manchester, New Hampshire 03105-0329 [bullet] Telephone (603) 625-4000




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held February 3, 1999



To the Stockholders of

 ENERGYNORTH, INC.:

     The annual meeting of stockholders of EnergyNorth, Inc. will be held at the Center of New Hampshire Holiday Inn, 700 Elm Street, Manchester, New Hampshire, at 11:00 a.m. on Wednesday, February 3, 1999, for the following purposes:

     1. To elect four directors to the Board of Directors.

     2. To approve the EnergyNorth, Inc. 1998 Stock Option Plan.

     3. To ratify the appointment of independent public accountants for 1999.

     4. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on December 15, 1998 will be eligible to vote at this meeting and any adjournments thereof.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     RICHARD A. SAMUELS, Secretary

December 21, 1998

                                   IMPORTANT

     The interest and cooperation of all stockholders in the affairs of the Company are considered to be of the greatest importance by your Company's Board of Directors. If you do not expect to attend the annual meeting, it is urgently requested that, even though your holdings of stock may not be large, you promptly mark, sign, date and return the accompanying proxy in the envelope enclosed for your use. If you do so now, the Company will be saved the expense of follow-up solicitations.

                               ENERGYNORTH, INC.
                                1260 Elm Street
                                  P.O. Box 329
                        Manchester, New Hampshire 03105



                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of EnergyNorth, Inc. (hereinafter the "Company") of proxies in the accompanying form, for use at the annual meeting of stockholders to be held at the Center of New Hampshire-Holiday Inn, 700 Elm Street, Manchester, New Hampshire, at 11:00 a.m. on Wednesday, February 3, 1999. This proxy statement and accompanying form of proxy are being mailed to stockholders on or about December 21, 1998.

     The cost of this solicitation is being borne by the Company. In addition to the use of the mails, proxies may be solicited by advertisement, telephone, facsimile, electronic message and personal interview.

                                  SUBSIDIARIES

     Some of the information contained in this proxy statement refers to the Company's subsidiaries, EnergyNorth Natural Gas, Inc. ("ENGI"); EnergyNorth Propane, Inc. ("ENPI"); ENI Mechanicals, Inc. ("ENMI"); and EnergyNorth Realty, Inc. ("ENRI").

                               VOTING OF PROXIES

     Proxies will be voted in accordance with stockholders' directions. If no directions are given, proxies will be voted in favor of the election as directors of the four persons named as nominees under the caption "Election of Directors" and in favor of the proposals to approve the 1998 Stock Option Plan and to ratify the appointment of independent public accountants. There is no reason to believe that any nominee for director will not be a candidate or will be unwilling to serve, but if either event occurs it is intended that the shares represented by the proxies will be voted for any substitute nominee designated by the Board of Directors.

     At the meeting, each stockholder will be entitled to one vote for each share of stock standing in the stockholder's name on the books of the Company at the close of business on December 15, 1998. On that date, the Company had outstanding and entitled to vote 3,319,718 shares of $1.00 par value Common Stock.

     A stockholder who has given a proxy may revoke it at any time prior to its exercise. Filing of a duly executed proxy bearing a later date with the Company's secretary or appearing at the meeting and voting in person will constitute such revocation.

     The Bylaws of the Company provide for the election of four directors to the Board of eleven directors. The proxies cannot be voted for a greater number than for the four vacancies to be filled.

                               BOARD OF DIRECTORS

     The Board of Directors of the Company met five times during the most recent fiscal year. Each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings of Committees on which the director served.

     The Compensation Committee of the Board consists of Sylvio L. Dupuis, Chairman, Roger C. Avery and John E. Tulley II. This Committee reviews the compensation of the officers and directors of the Company and makes recommendations to the Board of Directors with respect to those matters. It held three meetings during the fiscal year.

     The Audit Committee of the Board consists of Richard B. Couser, Chairman, Roger C. Avery and Joan P. Cudhea. It held two meetings during the fiscal year. This Committee reviews the scope and results of the audit by the independent public accountants, makes recommendations to the Board of Directors as to the selection of independent public accountants for each fiscal year, and approves services provided by the independent public accountants and the fees for those services. It also reviews systems of internal control and accounting policies and procedures, financial reporting, and other matters relating to fiscal management of the Company.

     The Board does not have a nominating committee.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of the Company's $1.00 par value Common Stock, its only class of securities, by each director and nominee for director, certain executive officers (Messrs. Childs, Demers and Margossian), and all directors and executive officers as a group, as of October 21, 1998. No person is known to the Company to own more than 5% of the Company's stock.


Name                                               Shares Beneficially Owned*
----                                              -----------------------------
Roger C. Avery (1)                                           34,377
Edward T. Borer (2)                                          15,189
Michelle L. Chicoine                                          2,494
Frank L. Childs                                               1,306
Richard B. Couser                                               257
Joan P. Cudhea (3)                                           13,952
Richard P. Demers                                             2,044
Sylvio L. Dupuis                                                929
Robert R. Giordano (4)                                       17,371
Constance B. Girard-diCarlo                                     235
Andrew E. Lietz                                               1,000
Kenneth M. Margossian                                            --
N. George Mattaini (5)                                       11,512
John E. Tulley II                                               400
All Directors, Nominees and Executive Officers
 as a Group (16 in number at 12/1/98)                       102,917

------------
*The beneficial ownership of shares of directors, nominees, and executive officers of the Company in no individual case, except Mr. Avery, whose beneficial ownership represented 1.04 percent, exceeded one percent of the outstanding Common Stock of the Company. Such ownership represented in the aggregate 3.1 percent of the outstanding Common Stock.

(1) Includes 12,879 shares held by Mr. Avery solely in a fiduciary capacity and in which he disclaims beneficial ownership.
(2) Includes 963 shares held by Mr. Borer's spouse, in which he disclaims beneficial ownership.
(3) Includes 1,690 shares held by Ms. Cudhea's daughter-in-law, in which she disclaims beneficial ownership and over which she shares investment power only.
(4) Includes 430 shares held by Mr. Giordano's spouse, in which he disclaims beneficial ownership.
(5) Includes 7,404 shares held by Mr. Mattaini's spouse, in which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

                               (Item 1 on Proxy)


     The following information concerning the name, age at December 31, 1998, and business experience of the four persons to be nominated for election as directors and the seven directors whose terms do not expire in 1999 has been furnished to the Company by the nominees and directors. The election of each nominee will require the affirmative votes of the holders of a majority of the shares of Common Stock present at the meeting and entitled to vote. Where proxies are marked "withhold authority," such shares are included in determining the number of shares present and voting. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for directors will be counted as a vote for each nominee.

     Each person nominated, if elected, will hold office until the annual meeting to be held in the year in which his or her term expires and until his or her successor is duly elected.

         NOMINEES FOR ELECTION FOR TERM OF THREE YEARS EXPIRING IN 2002



    Name, Age and Other       Served as
    Positions Held With       Director                Principal Occupation or Employment
        the Company             Since                       During Last Five Years
--------------------------   ----------   ---------------------------------------------------------
Edward T. Borer, 60(1)          1982      Chairman (and, until 1996, Chief Executive Officer; and,
 Chairman of the Board                      until 1995, President) of Philadelphia Corporation for
                                            Investment Services, a registered securities broker/
                                            dealer and investment advisor

Michelle L. Chicoine, 42         --       President of ENGI; Vice Chairman of ENPI and ENMI
 Executive Vice President

Richard B. Couser, 57           1985      Attorney with Orr & Reno, Professional Association

Constance B.                    1994      President, Healthcare Support Services, a division of
 Girard-diCarlo, 51                         ARAMARK Corporation, which manages support
                                            service departments in the healthcare industry

          DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2001


   Name, Age and Other      Served as
   Positions Held With      Director               Principal Occupation or Employment
       the Company            Since                      During Last Five Years
------------------------   ----------     -----------------------------------------------------
Joan P. Cudhea, 66            1984        Certified Financial Planner and Registered Investment
                                           Advisor

Sylvio L. Dupuis, 64          1982        Optometrist; Executive Director of McLane, Graf, Raul-
                                            erson & Middleton, Professional Association law firm;
                                            formerly (until 1996) Commissioner of Insurance -
                                            State of New Hampshire; formerly (until 1994) Presi-
                                            dent and Chief Executive Officer, Catholic Medical
                                            Center, a hospital

Andrew E. Lietz, 60(2)        1998        President, Chief Executive Officer and Director (until
                                            1995, Vice President and Chief Operating Officer)
                                            of Hadco Corporation, a manufacturer of printed
                                            circuit boards

           DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 2000


  Name, Age and Other      Served as
  Positions Held With      Director                Principal Occupation or Employment
      the Company            Since                       During Last Five Years
-----------------------   ----------   ---------------------------------------------------------
Roger C. Avery, 59           1984         President and Chief Executive Officer, Illinois Gas Com-
                                            pany; Adjunct Associate Professor, Brown University

Robert R. Giordano, 60       1988         Chairman and Chief Executive Officer of ENGI and
 President and Chief                        ENPI; Chairman, President and Chief Executive
 Executive Officer                          Officer of ENMI

N. George Mattaini, 73       1982         Retired President and Chief Executive Officer of the
 Vice Chairman                              Company
 of the Board

John E. Tulley II, 44        1997         President and Chief Executive Officer, Tulley Buick
                                            Pontiac Company, Inc.

------------
(1) Mr. Borer is a director of Philadelphia Corporation for Investment Services and Chester Valley Bancorp Inc., a NASDAQ traded company. Chester Valley Bancorp Inc. is a 100% owner of Philadelphia Corporation for Investment Services.
(2)  Mr. Leitz is a director of the Wyman-Gordon Company.

Compensation of Directors

     The Chairman of the Board of Directors receives an annual retainer of $42,000 and the Vice Chairman receives an annual retainer of $24,000. All other directors receive annual retainers of $10,500. Committee Chairmen receive additional annual retainers of $2,500. Incentive compensation in the amount of 100 shares of the Company's $1.00 par value Common Stock is awarded to each director annually provided that the Company has achieved certain fiscal year earnings and shareholder return objectives. Directors, other than the Chairman and Vice Chairman, receive fees of $600 for each Board meeting attended and $500 for each committee meeting attended, with the exception of multiple meetings of the Board of Directors held on the day of the annual meeting of the Board of Directors. Directors who are employees receive no annual retainers, director incentive compensation, or meeting fees.

     Directors may elect to have portions of their retainers and fees credited each year to a deferred compensation account pursuant to a plan that provides for accrual of interest and distribution of the deferral accounts in lump sum amounts or in equal installments over ten years, at the option of each director, beginning on a date designated by the director.

            SECTION 16(a)  BENEFICIAL  OWNERSHIP  REPORTING  COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that each director and certain officers of the Company file reports of initial beneficial ownership and changes in beneficial ownership of the Company's common stock with the Securities and Exchange Commission. To the Company's knowledge, during 1998 all directors and officers filed all such required notices.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows compensation paid by the Company for services rendered in all capacities during the fiscal years ended September 30, 1998, 1997 and 1996 to the Chief Executive Officer and the four other executive officers of the Company whose salary and cash incentive & bonus award for the 1998 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term
                                              Annual Compensation              Compensation
                                     -------------------------------------- ------------------
                                                  Cash Incentive             Restricted Stock      All Other
 Name and Principal Position   Year   Salary(1)   & Bonus Awards    Other        Awards(2)      Compensation(3)
----------------------------- ------ ----------- ---------------- --------- ------------------ ----------------
 Robert R. Giordano           1998   $229,902        $56,832        $2,656       $55,136(4)         $16,170
  President and CEO           1997    210,797         61,217         2,234        20,403             12,132
                              1996    200,334         59,103         2,492        19,677              7,961
 Michelle L. Chicoine         1998   $126,667        $34,342(4)     $1,593       $ 8,078            $ 7,303
  Executive Vice              1997    111,595         26,832         1,350         8,932              6,013
  President                   1996     85,584         21,550         1,053         7,164              4,095
 Frank L. Childs              1998   $115,883        $44,342(4)     $    0       $ 8,078            $ 7,260
  Senior Vice President,      1997    107,417         25,695             0         8,563              3,571
  Treasurer and CFO           1996     93,750         22,062             0         7,338              1,946
 Kenneth M. Margossian(5)     1998   $115,853        $29,085(4)     $    0       $ 8,023            $ 1,499
  Senior Vice President
 Richard P. Demers            1998   $103,000        $19,244        $    0       $ 6,413            $ 5,526
  Vice President              1997     99,750         21,054             0         7,016              4,565
                              1996     95,333         20,959             0         6,971              4,397

(1) Includes amounts earned and deferred without election by the officer and amounts deferred pursuant to Deferred Compensation Agreements and the Company's 401(k) plan.
(2) The aggregate number of shares of restricted stock holdings of the above-named officers, as of September 30, 1998, is 7,694 shares, having a value of $212,070. Dividends are paid on such shares.
(3) All other compensation paid in 1998 includes: Employer contributions to the Company's 401(k) plan for Mr. Giordano ($5,169), Ms. Chicoine ($5,024), Mr. Childs ($5,127), and Mr. Demers ($3,641); value of term life insurance premiums paid for Mr. Giordano ($2,400), Ms. Chicoine ($2,279), Mr. Childs ($2,133), Mr. Margossian ($1,499) and Mr. Demers ($1,885); portion of interest earned in a deferred compensation account by Mr. Giordano in excess of 120% of federal long-term rate ($8,601).
(4) Includes an award of 1,350 shares of restricted stock which are subject to forfeiture and nontransferability until July 16, 2000 for Mr. Giordano ($36,197) and cash bonus award for Ms. Chicoine ($10,000), Mr. Childs ($20,000) and Mr. Margossian ($5,000) for 1998 acquisition activities.
(5)  Mr. Margossian joined the Company on September 29, 1997.

     The following Pension Plan Table sets forth estimated combined annual benefits payable under the Company's Retirement Plan and Supplemental Executive Retirement Plan ("SERP") at age 65 to persons in specified compensation and years of service classifications. The combined annual benefits shown in the table do not reflect offsets for benefits of Social Security and for retirement benefits received from other employers.

                            PENSION PLAN TABLE
--------------------------------------------------------------------------
  Average Annual Earnings      15 Years of     25 Years of     35 Years of
 During Highest Five Years       Service         Service         Service
---------------------------   -------------   -------------   ------------
        $125,000                $ 93,750        $ 93,750       $ 93,750
         150,000                 112,500         112,500        112,500
         175,000                 131,250         131,250        131,250
         200,000                 150,000         150,000        150,000
         250,000                 187,500         187,500        187,500
         300,000                 225,000         225,000        225,000
         350,000                 262,500         262,500        262,500
         400,000                 300,000         300,000        300,000

Noncontributory Retirement Plan

     All full-time salaried employees, including officers and certain part-time employees, are eligible to participate in the Company's Retirement Plan, provided an employee has reached the age of 21 and has completed one year of service. The SERP is a noncontributory plan intended to supplement benefits of the Retirement Plan for certain named executive officers, effective January 1, 1985. Under both plans normal retirement is at age 65 with a provision for early retirement. Benefits under the Retirement Plan vest after five years of service and under the SERP vest after ten years of service. Earnings under the plans for the executive officers named in the Summary Compensation Table consist of regular annual compensation, excluding bonuses or severance pay, and are the same, except for bonuses and "Other", as the Annual Compensation and Long-Term Compensation shown in the Summary Compensation Table. Mr. Giordano has 33 credited years of service under the plans, Ms. Chicoine 8 years, Mr. Childs 3 years, and Mr. Demers 10 years. Mr. Margossian has one credited year of service under the Retirement Plan.

     Funding of the Retirement Plan is based on actuarial computations and results in a pool of assets held in trust that is unallocated with respect to any particular individual. Benefits payable under the Retirement Plan are calculated on the basis of straight life annuity amounts, accrued over a 25-year period and are not subject to any deduction for Social Security Benefits or other offset.

     Benefits under the SERP are unfunded, accrue over a 15-year period and once they are fully vested do not vary with years of service, except that SERP participants who are included in the plan after September 30, 1995 will have benefits reduced if they retire prior to normal retirement date under the Retirement Plan. For an individual retiring at age 65, benefits are calculated on the basis of 75% of the average of the five highest consecutive years' earnings, less any amounts receivable for benefits of Social Security, the Retirement Plan, and other qualified plans of the Company and other employers.

Employment Agreements

     The Company has employment agreements with Mr. Giordano and Ms. Chicoine under which the Company has agreed to employ Mr. Giordano through March 31, 2003 and Ms. Chicoine for a two-year period, which may be extended annually for an additional year. If the Company terminates the employment of either of these individuals other than for breach of the agreement or misconduct, it is required to continue salary payments including average incentive compensation, deferred compensation and amounts the employee has elected to defer, through the term of the agreement. Such termination payments will not be made following any termination of employment that gives rise to payments under the management continuity agreements described below.

Management Continuity Agreements

     The Company has management continuity agreements (the "Continuity Agreements") with Mr. Giordano, Ms. Chicoine, Messrs. Childs, Margossian, and Demers. The Continuity Agreements provide that in the event of termination of employment or a reduction in compensation, position or other conditions of employment within a specified period following a Change in Control of the Company, as defined in the Continuity Agreements, or termination by the employee for Good Reason, as defined in the Continuity Agreements, following a Change in Control, the Company shall pay to the employee a lump sum severance benefit and certain other benefits. The severance benefit payable to Mr. Giordano is three times his annual salary and incentive and deferred compensation, a prorated incentive payment for the year in which termination occurs, the present value of the additional amount he would have received under the Retirement Plan and the SERP if he had continued to be employed for three years from termination, and continuation of benefits or a payment equal to the present value of those benefits. In addition, the Company is required to make an additional payment to Mr. Giordano sufficient on an after-tax basis to satisfy any tax liability incurred under the "parachute" tax rules of the Internal Revenue Code. The severance benefit payable to Ms. Chicoine and Messrs. Childs and Margossian is
2.95 times each of their annual salaries and incentive and deferred compensation. The severance benefit payable to Mr. Demers is the greater of two times his annual salary or 2.75 times his five-year average taxable compensation. In each Continuity Agreement, except for Mr. Giordano's, no severance benefits are paid to the extent that such benefits, aggregated with other benefits paid to the employee, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code.

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's common stock to the S&P 500 Index and a natural gas industry peer group, consisting of 53 companies published by Media General Financial Services, Inc., for the last five years. The graph assumes an investment of $100 at September 30, 1993 with all dividends reinvested.

                Comparison of Five Year Cumulative Total Return

[line graph and legend]

--------------------------------------------------------------------------------
                    9/93      9/94      9/95      9/96      9/97      9/98
--------------------------------------------------------------------------------
S&P 500 Index       $100      $104      $135      $162      $227      $248

EnergyNorth, Inc.    100        89        89       107       137       172

Industry Peer Group  100        90        95       122       160       166
--------------------------------------------------------------------------------


         REPORT OF THE  COMPENSATION  COMMITTEE  OF THE BOARD OF  DIRECTORS

     The compensation program for executive officers of the Company is administered by the Compensation Committee of the Board of Directors. The Committee's philosophy is to link executive compensation to improvements in corporate performance and enhanced profitability and shareholder value. The compensation program objectives are to (1) provide a competitive, market-based total compensation package that enables the Company to attract and retain key executives; (2) integrate all compensation programs with the Company's annual and long-term business objectives and focus executive efforts on the fulfillment of those objectives; and (3) provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders and utility subsidiary ratepayers.


Base Salary

     The base salary component of executive compensation reflects the first objective stated above of attracting and retaining qualified executives.

     The salary range for each executive officer ("officer") position, including the Chief Executive Officer ("CEO"), and the actual base salary of each officer is reviewed annually. The salary ranges are based upon independent regional and industry salary surveys, including peer groups, for comparable positions. These surveys are reviewed and analyzed by the Company's Human Resources Department with the assistance of outside consultants from time to time. Specific salary levels are established through an evaluation of each officer's performance relating to duties and individual achievements. For fiscal year 1998, the salary range and specific officer salary recommendations were reviewed and approved by the Compensation Committee.

     In establishing the CEO's 1998 base salary, the Compensation Committee reviewed the competitive market data and also reviewed performance relating to the Company's earnings level and return on equity, cost containment efforts, involvement in community and industry leadership activities and development of relations with customers. The Committee's evaluation of the CEO's success in meeting these goals resulted in the determination of his base salary. The Compensation Committee recommended a base salary, which was approved by the Board of Directors.

Key Employee Incentive Plan

     Each officer participates in the Company's Key Employee Performance and Equity Incentive Plan. The Plan is intended to compensate key employees based upon performance standards and objectives and to reward performance with share ownership in the Company. The Company seeks to align the interests of key employees with the interests of shareholders and utility customers. In 1998 the annual performance criteria which determined eligibility for awards under the plan were (1) earnings levels compared to forecast, (2) total shareholder return over a rolling three-year period compared to a peer group of comparable natural gas distribution companies, (3) operations and maintenance expenses per customer benchmarks compared to inflation, and (4) evaluation of individual performance. Success in meeting these goals determines the amount of annual incentive compensation an officer will receive. Targeted awards for the CEO under the program range up to 40% of the midpoint of the market interval and up to 30% for other participating officers. Three-quarters of the Incentive Plan award is paid in cash and one-quarter is paid in the form of awards of Company Common Stock that are subject to forfeiture and restrictions on transferability for a period of three years.

Stock Option Plan

     All officers will be eligible to receive grants of stock options under the Company's 1998 Stock Option Plan, if it is approved by the shareholders. Grants under the plan are intended to provide officers with long-term incentives which appreciate in value with the continued favorable performance of the Company. The Plan is described in detail in the section of this proxy statement entitled "Adoption of the 1998 Stock Option Plan."

Bonus Awards

     From time-to-time, the Company may determine that special recognition is appropriate for one or more officers for an extraordinary level of performance. Any bonus awards granted for this reason are intended to be non-recurring in nature.

     A key component of the Company's strategic goals has been to enhance shareholder value by increasing the earnings contribution from non-utility activities and expanding as a diversified provider of energy and energy related products and services. During 1998, the Company identified and completed three major acquisitions, one in the propane industry and two in the mechanical contracting business. These acquisitions represented a major accomplishment by the management of the Company toward achieving long-term strategic goals of diversifying the business units and expanding the geographic area of operations. In recognition of these acquisitions during 1998, the Compensation Committee recommended and the Board approved the award of bonuses to the CEO and four other officers.

Conclusion

     The Compensation Committee believes that the total compensation program for executives of the Company is competitive with the compensation programs provided by similarly sized utilities. The Compensation Committee believes that any amounts paid under the annual incentive plan are appropriately related to corporate and individual performance, yielding awards that are directly linked to annual financial and operational results of the Company.

                                                          Compensation Committee
                                                       of the Board of Directors


                                                      Sylvio L. Dupuis, Chairman


                                                                  Roger C. Avery


                                                               John E. Tulley II

                     ADOPTION OF THE 1998 STOCK OPTION PLAN
                                (Item 2 on Proxy)

     On November 19, 1998, the Board of Directors, subject to stockholder approval, adopted the EnergyNorth, Inc. 1998 Stock Option Plan (the "Plan"). The purposes of the Plan are to promote the success and enhance the value of the Company by linking the interests of eligible recipients to those of stockholders and to assist the Company in its ability to motivate, attract, and retain highly qualified individuals to serve as employees and directors of the Company.

Summary of the Stock Option Plan

     Eligibility to Receive Awards. The Plan provides for grants of options to purchase shares of Company Common Stock. Stock options may be granted under the Plan to those officers, directors, and employees of the Company and its subsidiaries that the Compensation Committee of the Board of Directors from time to time selects. Although all of the more than 400 employees and directors of the Company and its subsidiaries are to be eligible to participate in the Plan, it is anticipated that options will be granted only to management level employees and directors.

     Shares Subject to the Incentive Plan. Subject to adjustment as provided in the Plan, a maximum of 200,000 shares of Common Stock will be available for issuance under the Plan. Shares issued under the Plan will be authorized but previously unissued shares. Any shares covered by a grant that subsequently cease to be subject to the grant (other than because of exercise) will again be available for issuance in connection with future grants of options under the Plan.

     Administration. The Compensation Committee, so long as it is comprised of at least two non-employee directors, will administer the Plan and will have the authority to determine all matters relating to the Plan, including the persons to whom options are granted, the number of shares of Common Stock subject to options, and all terms, conditions, restrictions and limitations of grants; provided, however, that no options may be granted without the approval of the Board of Directors.

     Options. Options granted under the Plan may be either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The exercise price for all ISOs granted under the Plan will not be less than 100% of the Common Stock's fair market value on the date of grant. "Fair market value," for purposes of the Plan, means the average of the closing price of the Common Stock, as reported on the New York Stock Exchange, during the ten trading days immediately preceding the date of grant.

     The Compensation Committee has broad discretion to determine the terms and conditions under which options are exercisable, but under no circumstances may an option have a term exceeding ten years from the date it is granted. The exercise price for shares purchased under options must be paid in cash, or if authorized by the Compensation Committee, by tendering shares of Common Stock or any other legally permissible method.

     Exercise Schedule. Each option will be exercisable according to a schedule determined by the Compensation Committee. An option held by an employee who retires or becomes disabled will become immediately exercisable and will remain exercisable for three years unless the option expires earlier by its terms. An option held by a director whose service is terminated because he or she cannot, at his or her age, stand for reelection will continue to be exercisable in accordance with its terms. At the death of an option holder, the options will generally become immediately exercisable by the holder's representative and will remain exercisable for one year unless the option expires earlier by its terms. If the employment of an employee or the service of a director who holds options terminates for any other reason, the options held will terminate upon such termination of employment or service unless otherwise provided in the stock option agreement that will govern each option grant.

     Transferability. No option will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution. During the holder's lifetime, options may be exercised only by the holder.

     Adjustment and Change of Control. The Plan provides that the number of shares that may be issued under the Plan and the number of shares subject to outstanding stock options will be proportionally adjusted for any share dividends, splits, or other share distributions. In the event of an exchange, reorganization, recapitalization, merger, or consolidation, securities that are delivered in exchange for the Common Stock will be substituted for the shares that may be purchased pursuant to an option, based on such exchange. In addition, upon the occurrence of any of the following events, each outstanding stock option becomes immediately exercisable and will remain exercisable for six months: (1) any person or group becomes the beneficial owner of 20% or more of the Common Stock; (2) the directors of the Company no longer constitute a majority of the Board of Directors as a result of a tender offer, merger, sale of assets, other business combination or a contested election; or (3) the stockholders approve a sale of the Company's assets or a transaction in which the Company would cease to be an independent publicly-owned corporation.

     Amendment and Termination. The Plan may be amended or terminated at any time by the Board of Directors. To the extent required by Section 422 of the Internal Revenue Code (the "Code") or any applicable law or regulation, any amendment that would increase the number of shares available under the Plan, modify the class of persons eligible to receive options, or otherwise require stockholders approval must be approved by the Company's stockholders.

     Options Granted. The following table reflects the number of stock options granted under the Plan on November 19, 1998, subject to approval of the Plan by the stockholders. The exercise price for all such options is $28.00 per share, and the options become exercisable over a four year period beginning in 1999 (except for options granted to Mr. Giordano, which become exercisable over five years). All of the options are ISOs, with the exception of options granted to directors.


                                                         Number of Shares
                Name and Position                   Underlying Options Executed
               -------------------                 ----------------------------
Robert R. Giordano, President and CEO                         15,000
Michelle L. Chicoine, Executive Vice President                10,000
Frank L. Childs, Senior Vice President and CFO                 5,000
Kenneth M. Margossian, Senior Vice President                   5,000
Each Non-Employee Director                                     1,000
All Directors and Officers as a Group                         44,000

Federal Income Tax Consequences.

     The following discussion summarizes the federal income tax consequences of the Plan based on current provisions of the Code, which are subject to change. The summary does not cover any state or local tax consequences of participation in the Plan and does not address issues related to the tax consequences of any individual participant.

     Incentive Stock Options. An optionee will not recognize any income at the time an ISO is granted. When an optionee exercises an ISO while employed by the Company or one of its subsidiaries or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time. The excess (if any) of the fair market value of the shares acquired upon such exercise over the option price may be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be or long-term capital gain eligible for favorable rates under the Code. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the optionee will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the amount received for the shares (or, in the case of a gift, the fair market value of the shares at the time the ISO is exercised) over the option price. If an ISO is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as those described below for nonqualified stock options.

     The Company is not entitled to a tax deduction as the result of the grant or exercise of an ISO. If the optionee has ordinary income taxable as compensation as a result of a disqualifying disposition, the Company will be entitled to a deduction at the same time and in the same amount as the optionee, assuming that the deduction is not disallowed by Section 162(m) of the Code.

     Nonqualified Stock Options. An optionee will not have any income at the time an NSO is granted. When an optionee exercises an NSO, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction to the Company for federal income tax purposes, assuming that the deduction is not disallowed by Section 162(m) of the Code. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

     Approval of the Plan will require the affirmative vote of the holders of a majority of the Common Stock present at the meeting and entitled to vote. "Broker non-votes" on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting for the Plan will not be counted in determining the number of votes cast or as a vote in favor of the Plan. The Board of Directors recommends a vote FOR approval of the 1998 Stock Option Plan.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (Item 3 on Proxy)

     Subject to stockholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed Arthur Andersen LLP to serve as independent public accountants for the Company for the year 1999. Arthur Andersen LLP were the Company's principal accountants in 1998. Ratification of the appointment of independent public accountants will require the affirmative vote of the holders of a majority of the shares of common stock present at the meeting and entitled to vote. The Board of Directors recommends that the stockholders vote for such ratification. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

     Stockholders may submit proposals to be considered for stockholder action at the 2000 Annual Meeting if they do so in accordance with appropriate regulations of the Securities and Exchange Commission. The deadline for submitting a stockholder proposal for inclusion in the Company's proxy materials for the 2000 Annual Meeting is August 24, 1999. With respect to any stockholder proposal that a stockholder does not seek to have included in the Company's proxy materials, the proxyholders named in management's proxy for that annual meeting will be entitled to exercise their discretionary authority on that proposal if the Company does not receive proper notice of the matter proposed before November 9, 1999. If proper notice is timely received, the proxyholders named in management's proxy may nevertheless exercise discretionary authority to the extent permitted by appropriate regulations of the Securities and Exchange Commission. In any event, the Company may have no obligation to include such proposals submitted after August 24, 1999 on the agenda of the 2000 Annual Meeting.

                                 OTHER MATTERS

     Management knows of no matters to be presented at the meeting other than those set forth in the accompanying proxy. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote upon such matters in accordance with their best judgment.

                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     RICHARD A. SAMUELS, Secretary
December 21, 1998


STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                           AVAILABILITY OF FORM 10-K

     A copy of the Company's annual report for the last fiscal year filed on Form 10-K with the Securities and Exchange Commission will be furnished to stockholders without charge upon written request to Treasurer, EnergyNorth, Inc., P.O. Box 329, Manchester, NH 03105-0329.

                      THIS PAGE INTENTIONALLY LEFT BLANK

                      THIS PAGE INTENTIONALLY LEFT BLANK

                                                                     2670-PS-98

                ENERGYNORTH, INC. ANNUAL MEETING OF STOCKHOLDERS
                                 DIRECTIONS TO:
                   THE CENTER OF NEW HAMPSHIRE - HOLIDAY INN
                      700 Elm Street, Manchester, NH 03101
                            Hotel tel. (603) 625-100

FROM LOGAN AIRPORT, BOSTON, MA: Through the Sumner Tunnel to Rte 93N. Near Manchester, take Rte 293N (left hand exit off Rte 93). After Brown Ave exit, stay to right as 293N bears right. Stay on Rte 293N to second exit, #5/Granite St. Turn right at bottom of ramp, then go through two sets of lights. Hotel garage is next left.

FROM NASHUA, NH: Take Rte 3N; just south of Manchester. Rte 3 becomes Rte 293. Take exit #5/Granite St. and follow directions above.

FROM MAINE OR PORTSMOUTH, NH: Follow 95S to Portsmouth; after crossing the New Hampshire state line, take 3rd exit (exit #3A) to 101W to 93S to 293N. After passing Brown Ave exit, stay to the right as 293N bears right. Stay on Rte 293N to second exit, #5/Granite St. Turn right at bottom of ramp, then go through two sets of lights. Hotel garage is next left.

FROM VERMONT: Take Rte 89S to Rte 93S to 293S. On 293S take exit #6. Exit will circle around and over Amoskeag Bridge. Stay right, take Canal St. ramp. Follow Canal St. for about 1 mile (8 sets of lights) to Granite St. (Bus station is on your left.) Take left on Granite St. Hotel garage is next left.

FROM NJ, NYC OR CT: Take Rte 95N to New Haven, then Rte 91N to Hartford. From Hartford, take Rte 84 to Rte 90 (Mass Pike) Take Mass Pike to Rte 290 (Worcester) to Rte 495 (Lowell) to Rte 3N (Nashua). Stay on Rte 3. Just South of Manchester, Rte 3 becomes Rte 293. Take exit #5/Granite St. Turn right at bottom of ramp, then go through two sets of lights. Hotel garage is next left.

ENG16B
                                  DETACH HERE

                Proxy for the Annual Meeting of Stockholders of

                               EnergyNorth, Inc.

                          To Be Held February 3, 1999

            THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward T. Borer, Robert R. Giordano, and N. George Mattaini, and each of them, proxies for the undersigned, with power of substitution, to vote on behalf of the undersigned at the annual meeting of stockholders to be held February 3, 1999, and any adjournments thereof, upon the matters set forth in the notice of said meeting and as stated below. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

-----------                                                         -----------
SEE REVERSE               TO BE SIGNED ON REVERSE SIDE              SEE REVERSE
   SIDE           MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE.          SIDE
-----------                                                         -----------

[EnergyNorth logo]

ENG16A
                                  DETACH HERE

[x] Please mark
    votes as in
    this example.

The Board of Directors recommends a vote FOR the election of all nominees for director, FOR the approval of the EnergyNorth, Inc. 1998 Stock Option Plan and FOR the appointment of independent public accountants.

1. To elect the following nominees as directors:
   Nominees: Edward T. Borer, Michelle L. Chicoine,
   Richard B. Couser, Constance B. Girard-diCarlo

    FOR    WITHHELD
    [ ]       [ ]

[ ] ______________________________________
    For all nominees except as noted above

                                            FOR     AGAINST     ABSTAIN
2. To approve the EnergyNorth, Inc.         [ ]       [ ]         [ ]
   1998 Stock Option Plan.

3. To ratify the appointment of             [ ]       [ ]         [ ]
   independent public accountants for
   1999.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

The undersigned also hereby acknowledges receipt of notice of said meeting and the related proxy statement.

NOTE: Attorneys, executors, administrators, trustees and others signing in a representative capacity should indicate that capacity. If shares are held jointly, EACH holder must sign.

Signature: _____________ Date: ________  Signature: _____________ Date: ________

                                   APPENDIX A


                                ENERGYNORTH, INC.
                             1998 STOCK OPTION PLAN


1.       Purposes

         The purposes of the 1998 Stock Option Plan (the "Plan") are to encourage eligible officers, directors, and employees of EnergyNorth, Inc. (the "Company") and its Subsidiaries to increase their efforts to make the Company and each Subsidiary more successful, to provide an additional inducement for such individuals to remain with the Company or a Subsidiary, to reward such individuals by providing the opportunity to acquire the Common Stock, $1.00 par value, of the Company (the "Common Stock") on favorable terms, and to provide a means through which the Company may attract able persons to enter the employ of the Company or its Subsidiaries.

2.       Administration

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"), so long as it is comprised of two or more non-employee Directors, provided that no option shall be granted without the approval of the Board of Directors.

         The Committee shall interpret the Plan and prescribe such rules, regulations, and procedures in connection with the Plan as it shall deem to be necessary or advisable for the administration of the Plan consistent with the purposes of the Plan. The Committee shall keep records of actions taken at its meetings.

  3.     Eligibility

         Officers, and directors, of the Company or any Subsidiary and those employees ("Key Employees") of the Company or any Subsidiary who share the primary responsibility for the management, growth, or protection of the business of the Company or any Subsidiary shall be eligible to receive stock options as described herein. Only Key Employees shall be eligible to receive incentive stock options.

         Subject to the provisions of the Plan and the approval of the Board of Directors, the Committee shall have authority to grant stock options as described herein and, in its discretion, to determine the individuals to whom stock options shall be granted (an "Optionee") and the number of shares to be covered by each stock option. In determining the eligibility of any individual, as well as in determining the number of shares covered by each stock option, the Committee shall consider the position and the responsibilities of the individual being considered, the nature and value to the Company or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or a Subsidiary, and such other factors as the Committee may deem relevant.

4.       Shares Available for Stock Options

         The aggregate number of shares of the Common Stock which may be issued or delivered under the Plan is 200,000 shares, subject to adjustment and acceleration as set forth in Section 7. If any stock option granted under the Plan is canceled in full or expires before exercise, the shares subject to such stock option shall again be available for the purposes of the Plan.

5.       Grant of Stock Options

         The Committee shall have the authority, in its discretion, to grant "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as the same may from time to time be amended, (the "Code") and to grant "nonstatutory stock options" (stock options which do not qualify under Section 422 of the Code). The aggregate fair market value, determined as of the date of grant and as set forth in Section 6.G., of all shares issuable upon exercise of all incentive stock options which become exercisable by a Key Employee for the first time during any calendar year under all plans of the corporation employing such Key Employee, any parent or subsidiary corporations of such corporation and any predecessor corporation of any such corporation, shall not exceed $100,000.

6.       Terms and Conditions of Stock Options

         Stock options granted under the Plan shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall deem advisable:

         A. Purchase Price. The purchase price at which each stock option may be exercised (the "option price") shall be such price (either greater than, the same as, or less than the fair market value per share of the Common Stock on the date of grant) as the Committee, in its discretion, shall determine but (i) in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant and (ii) in the case of incentive stock options granted to a Key Employee who together with the members of his immediate family owns, or may be deemed to own, beneficially, more than 10% of the outstanding voting securities of the Company (as the terms "immediate family" and "beneficial ownership" are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such other terms and conditions as the Committee shall deem advisable (such a Key Employee is referred to as a "Principal Shareholder"), shall not be less than one hundred and ten percent (110%) of the fair market value per share of the shares of Common Stock covered by the stock option on the date of grant. In exercising its discretion, the Committee shall take into account the nature and value to the Company of the recipient's service, and such other factors as the Committee may deem relevant. For purposes of this Section 6.A., fair market value shall be determined as set forth in Section 6.G.

         B. Payment. The option price is to be paid in full in cash upon the exercise of a stock option; provided, however, that in lieu of cash an individual may, if authorized by the Committee, exercise a stock option by tendering to the Company shares of Common Stock owned by the individual and having a fair market value on the date of exercise, determined as set forth in
Section 6(G), equal to the option price. The provisions of this Section 6.B. shall not preclude the payment of the option price of a stock option by any other legally permissible method specifically approved by the Committee. No shares shall be issued or delivered upon exercise of a stock option until payment of the option price in full has been made. When payment of the option price in full has been made, the Optionee shall be considered for all purposes to be the owner of the shares with respect to which payment has been made.

         C. Restrictions on Exercise. No incentive stock option or nonstatutory stock option shall be exercisable after the expiration of ten years from the date of grant or, in the case of an incentive stock option or nonstatutory stock option granted to a Principal Shareholder, five years from the date of grant. Except as provided in this Section 6.C. and in Section 6.E., stock options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee.

         D. Transfer. No stock option shall be transferable other than by will by the laws of descent and distribution, and each stock option shall be exercisable during the lifetime of an Optionee only by the Optionee.

         E. Retirement, Termination, Disability, Death. If a Key Employee Retires (as defined below) or if the employment of a Key Employee who is disabled within the meaning of Section 422(c)(6) of the Code ("Disabled Optionee") is voluntarily terminated with the consent of the Company or a Subsidiary, any then outstanding stock option held by such Key Employee shall become immediately exercisable by such Key Employee at any time prior to the stock option expiration date or within three years after the date of termination of employment, whichever is the shorter period. "Retires" shall mean retirement on or after date of Normal Retirement, or on any earlier date such that the employee's benefits are not reduced, under the Company's retirement plan. Whether termination of employment is a voluntary termination with consent and whether a Key Employee is disabled within the meaning of
Section 422(c)(6) of the Code shall be determined in each case by the Committee, and any such determination by the Committee shall be final and binding.

         If the service of an Optionee who is a director is terminated because such Optionee cannot at his or her age stand for re-election to the Committee, any then outstanding stock option held by such Optionee shall continue to be exercisable and shall expire in accordance with its terms.

         Following the death of an Optionee, any outstanding stock option held by any such recipient at the time of death shall be exercisable in full (whether or not so exercisable on the date of the recipient's death, but subject to such other restrictions on the exercise of incentive stock options as are set forth in Section 6(C)) by the person or persons entitled to do so under the recipient's will, or, if the recipient shall fail to make testamentary disposition of such stock option or shall die intestate, by the recipient's legal representative, in either case at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

         In the event of termination of the employment of an employee or the service of any other Optionee for any reason other than as set forth in this
Section 6.E., the rights of such Optionee under any then outstanding stock option shall terminate at the date of such termination of employment except as otherwise provided in the stock option agreement entered in accordance with
Section 6.F.

         F. Stock Option Agreement. Each stock option shall be confirmed by a stock option agreement which shall be executed by the Chairman of the Committee or the President on behalf of the Company and by the person to whom such stock option is granted.

         G. Valuation. The fair market value of the Common Stock shall be the average of the closing price of the Common Stock, as reported on the New York Stock Exchange, during the ten trading days immediately preceding the date of grant.


7.       Adjustment and Acceleration of Shares

         If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock option and the number of shares which may be issued or delivered under the Plan but are not then subject to an outstanding stock option shall be adjusted by adding thereto the number of shares which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

         If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued or delivered under the Plan but are not then subject to an outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable; or, alternatively the Committee, or the governing body of any successor entity, shall make an appropriate and equitable adjustment in the number and kind of option shares as to which the option is then unexercised in order that, after such event, the option shares as to which the option is then unexercised shall represent the same potential ownership interest in the company (or that part of a successor entity which consists of the company) immediately after such event as they represent immediately before such event.

         Each outstanding stock option shall become immediately and fully exercisable for a period of six months following the date of the following occurrences: (i) if any person (including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) becomes directly or indirectly the beneficial owner of 20% or more of the Common Stock; (ii) as a result of or in connection with any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event cease to constitute a majority of the Company's Committee of Directors; or
(iii) the stockholders of the Company approve an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned corporation or a sale or other disposition of all or substantially all of the assets of the Company occurs.

         In case of any adjustment or acceleration as provided for in this
Section 7, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or acceleration shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares.

         All references in this Plan to shares shall, where the context so requires, be deemed to be references to such shares as adjusted pursuant to this
Section 7. If any such adjustment to the number of shares subject to the grant of stock options requires the approval of stockholders in order to enable the Company to issue incentive stock options then no such adjustment shall be made without the approval of the stockholders. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any adjustment or acceleration is to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension, or renewal of such stock option within the meaning of Section 424(h) of the Code, the Committee of Directors may elect not to make such adjustment or acceleration but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee of Directors in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension, or renewal (within the meaning of Section 424(h) of the Code) of such stock option.

8.       Effect of the Plan on the Rights of Directors or Employees

         Neither the adoption of the Plan nor any action of the Committee or the Board of Directors pursuant to the Plan shall be deemed to give any person any right to be granted a stock option under the Plan, and nothing in the Plan or in any stock option agreement shall confer upon any person any right to continue to serve the Company or any Subsidiary as an employee, officer, director, consultant, or otherwise, or interfere in any way with the rights of the Company or any Subsidiary to terminate the service or employment of any person at any time.

9.       Amendment

         The right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board of Directors; provided always that no such revocation or termination shall terminate any outstanding stock option previously granted under the Plan; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval, (i) increase the total number of shares which may be issued or delivered under the Plan, (ii) make any changes in the class of eligible officers, directors, or employees, or (iii) extend the periods set forth in the Plan during which stock options may be granted. No alteration, amendment, revocation, or termination of the Plan shall, without the written consent of the holder of a stock option previously granted under the Plan, adversely affect the rights of such holder with respect to such stock option.

10.      Effective Date and Duration of Plan

         The date of adoption of the Plan shall be November 19, 1998 provided that the Plan is ratified and approved by shareholders of the Company at a meeting of such holders held on or prior to November 18, 1999. No stock option granted under the Plan may be exercised until after such ratification and approval. No stock option may be granted under the Plan subsequent to November 18, 2008.